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                                                                    EXHIBIT 3.16

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              DOMINO'S PIZZA NS CO.

1.      The name of the Company is Domino's Pizza NS Co..

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

        (1) to sell or dispose of its undertaking, or a substantial part thereof;

        (2)     to distribute any of its property in specie among its members;
                and

        (3)     to amalgamate with any company or other body of persons.

3.      The liability of the members is unlimited.

        I, the undersigned, whose name, address and occupation are subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association, and I agree to take the number and kind of shares in the capital stock of the Company written below my name.

                               /s/ Charles S. Reagh
                               ------------------------------------------------
                               Name of Subscriber: Charles S. Reagh
                               800-1959 Upper Water Street, Halifax, NS B3J 2X2
                               Occupation: Solicitor
                               Number of shares subscribed: One Common share

TOTAL SHARES TAKEN: one common share
Dated this 18th day of November, 1999.

Witness to above signature:    /s/ Leanne Thomas
                               -------------------------------------------------
                               Name of Witness: Leanne M. Thomas
                               800-1959 Upper Water Street, Halifax, NS B3J 2X2
                               Occupation: Legal Assistant

                                    I HEREBY CERTIFY that this is a true copy of a document filed in the office of the Registrar of Joint Stock Companies on the
                                    18 day of Nov, 1999

                                                James Freemer
                                    ------------------------------------
                                     Registrar of Joint Stock Companies

                                     Dated 23 day of June, 2003